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                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT
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                                                                               State or Jurisdiction
                                                   % of Voting Securities        Under the Law of
Name                                                       Owned                 Which Organized
-------------------------------                    ----------------------      ---------------------
National Processing Company                                 100%                   Kentucky
NPC International S.A. de C.V.                             99.6%                   Mexico
B&L Consultants, Inc.                                       100%                   Massachusetts
NPC Services, Inc.                                          100%                   Arizona
NTA, Inc.                                                   100%                   Washington
FA Holdings Inc.                                            100%                   Delaware
Financial Alliance Processing Services, Inc.                100%                   Delaware
Caribbean Data Services, Ltd.                               100%                   Delaware
JBH Travel Audit Inc.                                       100%                   Colorado
NPC International (Barbados) Holdings Limited               100%                   Barbados
NPC International (Barbados) Limited                        100%                   Barbados
NPC International (Jamaica) Limited                         100%                   Jamaica
NPC International (Dominican Republic) S.A.                 100%                   Dominican Republic
National Processing Company International (Fiji) Limited    100%                   Fiji
Northwest Traffic Associates, Inc.                          100%                   Washington

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